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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-51754) and related Prospectus of Informatica Corporation for the registration of 191,992 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP

Palo Alto, California
April 30, 2001